THIS WARRANT AND THE SECURITIES PURCHASABLE UPON ITS EXERCISE HAVE BEEN AND WILL BE, AS THE CASE MAY BE, ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNLESS SO REGISTERED OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE FOR SUCH SALE, TRANSFER, OR DISPOSITION.

                               WARRANT TO PURCHASE
                                 COMMON STOCK OF
                         HYPERMEDIA COMMUNICATIONS, INC.
                                  WARRANT NO. 3

         FOR VALUE RECEIVED, subject to the terms and conditions herein set forth, Kaufman Bros., L.P. ("Holder") is entitled to purchase from HyperMedia Communications, Inc., a California corporation (the "Company"), at any time prior to the Expiration Date (as defined below), at a price per share as set forth in Section 1 hereof (the "Warrant Price"), the number of fully paid and non-assessable shares of Common Stock of the Company as set forth in Section 2 hereof (the "Common Stock Shares" or "Shares").

     1. Warrant Price. The Warrant Price for each share of Common Stock purchasable hereunder shall be $0.50 "Warrant Price"), subject to adjustment as described in Section 10 herein.

     2. Number of Shares. The number of Common Stock Shares issuable upon exercise of this Warrant shall be 25,000 shares subject to adjustment as described in Section 10 herein.

     3. Expiration of Warrant. Subject to earlier termination in accordance with
Section 8 below, this Warrant shall expire and shall no longer be exercisable after August 11, 2002 (the "Expiration Date").

     4. No Fractional Shares. This Warrant may not be exercised as to fractional shares of Common Stock of the Company.

     5. No Shareholder Rights. This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company.

     6. Reservation of Shares. The Company covenants that during the period this Warrant is exercisable it will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of the number of shares of Common Stock upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers to instruct the Company's transfer agent to issue the necessary certificates for shares of Common upon the exercise of this Warrant.

     7. Exercise of Warrant.

         (a) This Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant at the principal office of the Company, together with the Subscription Form attached hereto duly completed and executed, accompanied by payment in full of the aggregate Warrant Price for the shares of Common Stock being purchased upon such exercise.

Payment of the Warrant Price may be made by the surrender or delivery of shares of Common Stock (or securities equivalents) of the Company and/or the surrender of purchase rights under this Warrant, in lieu of cash, as payment for all or part of the purchase price for the shares of Common Stock being purchased upon such exercise. Any shares of Common Stock or purchase rights under the Warrant so surrendered or delivered as payment may include Shares acquired (including Shares acquired for Common Stock) on the same (or any prior) date of exercise of this Warrant. Each share of Common Stock that is surrendered or delivered shall be payment of that portion of the purchase price for Shares equal to the fair market value of a share of Common Stock on the applicable date of exercise, as determined in good faith by the Board of Directors of the Company. Each right to purchase a Share that is surrendered shall be payment of that portion of the purchase price for a Share equal to the difference between (i) the fair market value of a share of Common Stock on the applicable exercise date, and if same shall not be readily available then such fair market value shall be as determined in good faith by the Board of Directors of the Company and (ii) the exercise price for the Share under the purchase right surrendered. The Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the Holder shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date, the Company shall instruct its transfer agent to issue and deliver to the Holder a certificate or certificates for the number of full Shares of Common Stock issuable upon such exercise. Notwithstanding the foregoing or any other provision of this Warrant, this Warrant shall not be exercised for less than 1,000 Shares at any time unless at such time less than 1,000 such Shares are subject to such exercise.

         (b) Issuance of certificates for the Shares upon the exercise of this Warrant shall be made without charge to the registered holder hereof for any issue or transfer tax or other incidental expense with respect to the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the registered holder of this Warrant or in such name or names as may be directed by the registered holder of this Warrant; provided, however, that in the event certificates for the Shares are to be issued in a name other than the name of the registered holder of this Warrant, this Warrant, when surrendered for exercise, shall be accompanied by the Assignment Form attached hereto duly executed by the Holder hereof, and provided further, that any such transfer shall comply with Section 9 hereof.

     8. Automatic Termination. In the event of (i) the closing of the Company's registration statement on a Form S-1 (or any other form equivalent thereto) pursuant to which Common Stock is sold to the public by the Company in a public offering registered under the Securities Act of 1933, as amended; or (ii) the proposed sale of all or substantially all the capital stock, or substantially all the assets, of the Company in a merger, business combination, or other form of business transaction with or into a third party in which the Company's shareholders do not own at least a majority of the outstanding voting securities of the surviving corporation or business entity after such transaction (based solely on such Company shareholders' holdings of the Company prior to the transaction), then the Company shall give the Holder of this Warrant at least fifteen (15) days written notice of the proposed effective date and terms of such offering, transaction or agreements, and if the Warrant has not been exercised at least before the effective date of such offering, transaction or agreements, then this Warrant and the rights hereunder shall be automatically terminated.

     9. Transfer or Assignment of Warrant.

         (a) This Warrant, and any rights hereunder, may not be assigned or transferred, except as provided herein and in accordance with and subject to the provisions of (i) applicable state securities laws, and (ii) the Act and the rules and regulations promulgated thereunder (such Act and such rules and regulations being hereinafter collectively referred to as the "Act"). Any purported transfer or assignment made other than in accordance with this Section 9 shall be null and void and of no force and effect.

         (b) This Warrant, and any rights hereunder, may be transferred or assigned only with the prior written consent of the Company, which shall be granted only upon receipt by the Company of an opinion of counsel satisfactory to the Company that (i) the transferee is a person to whom this Warrant may be legally transferred without registration under the Act, and (ii) such transfer will not violate any applicable law or governmental rule or regulation, including, without limitation, any applicable federal or state securities law. Prior to the transfer or assignment, the assignor or transferor shall reimburse the Company for its reasonable expenses, including transfer taxes and attorneys' fees, incurred in connection with the transfer or assignment.

         (c) Any assignment permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax. In such event, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall be promptly canceled.

         (d) The foregoing restrictions against transfer and assignment shall not apply in the case of: (i) transfer pursuant to a merger or consolidation of the Company; (ii) transfer pursuant to a public offering registered under the Securities Act of 1933, as amended; (iii) transfer by the Holder directly or indirectly to, or for the benefit of, his spouse, children, or other blood relatives with consanguinity in and to the second degree or to any trust instrument where the Holder is a trustee or beneficiary; (iv) transfer by the Holder to his heirs, executors, personal representatives or other assigns as a result of his death or incapacity (or, in the case of a Holder which is an entity, its dissolution or other termination); or (v) transfer by the Holder to any unrelated natural person or persons which transfer is a gift or bequest or without consideration; provided, however, that no such transfer described in this clause (v) shall be for greater than fifteen percent (15%) of all securities of the Company owned by the transferring Holder as of the date hereof. Any transfer referred to in clause (iii), (iv) or (v) shall be conditioned on the transferee (and the transferee's spouse, if applicable) becoming a party to this Warrant prior to becoming the record owner of the transferred Warrant.

     10. Adjustments to Shares.

         (a) If the Company at any time shall, by split, reverse split, combination, reclassification, exchange or subdivision of securities or otherwise change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such combination, reclassification, exchange, subdivision or other change.

         (b) Upon any of the events set forth in clause (a) above, the Warrant Price shall be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination, as the case may be.

     11. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant identical in tenor and date in lieu of this Warrant.

     12. General. This Warrant shall be governed by and interpreted in accordance with the laws of the State of California. The headings in this Warrant are for purposes of convenience and reference only and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but rather only by an instrument in writing signed by the Company and the Holder. All notices and other communications from the Company to the Holder shall be by prepaid courier or mailed first-class registered or certified mail, postage pre-paid, to the last address furnished to the Company in writing by the Holder.

     13. Amendment and Waiver. Any provisions of this Warrant (including, without limitation, termination of exercisability) may be amended or waived, and any and all such amendments or waivers shall be binding upon the Holder, only if approved in writing by the Company and the Holder.

         Issued this ___ day of ____________, _______.


                                            HyperMedia Communications, Inc.



                                            By: ________________________________
                                                Name:
                                                Title:

                                SUBSCRIPTION FORM

         The undersigned registered owner of the Warrant which accompanies this Subscription Form hereby irrevocably exercises such Warrant for, and purchases, _______ shares of HyperMedia Communications, Inc. ("Company") Common Stock, purchasable upon the exercise of such Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in such Warrant. The undersigned elects to make such payment in the following manner (check one): (a) ______ cash; or (b) ______ shares of the Company's Common Stock and/or surrender of purchase rights under such Warrant.

         Dated: __________________

                                                 _______________________________
                                                 (Signature of Registered Owner)


                                                 _______________________________
                                                 (Name)


                                                 _______________________________
                                                 (Street Address)


                                                 _______________________________
                                                 (City, State, Zip Code)

                               FORM OF ASSIGNMENT

                 (To be signed only upon assignment of Warrant)


 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

                       ----------------------------------

                       ----------------------------------

                       ----------------------------------

          (Name and address of assignee must be printed or typewritten)

___________ shares of HyperMedia Communications, Inc. Common Stock purchasable under the within Warrant, hereby irrevocably constituting and appointing ______________________ Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

         Dated: _________________

                                           By: _________________________________
                                               (Signature of Registered Owner)